                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our report dated March 27, 2003 accompanying the consolidated financial statements of JMAR Technologies, Inc. appearing in the 2002 Form 10-K for the year ended December 31, 2002, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

                                                     /s/  GRANT THORNTON LLP

Irvine, California
January 16, 2004